Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in CompX International Inc.'s (i) Registration Statement (Form S-8 No. 333-47539) and related Prospectus pertaining to the CompX International Inc. 1997 Long-Term Incentive Plan and (ii) Registration Statement (Form S-8 No. 333-56163) and related Prospectus pertaining to the National Cabinet Lock, Inc. Contributory Retirement Plan, of our report dated February 13, 2000 on our audits of the consolidated financial statements and financial statement schedules of CompX International Inc. and Subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 1999.




                                                      PricewaterhouseCoopers LLP


Houston, Texas
March 22, 2000